SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No. 1)

     Filed  by the Registrant  /X/
     Filed  by a Party other than the Registrant  /_/
     Check the  appropriate  box:
     / /  Preliminary  Proxy Statement
     /_/ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     /X/  Definitive Proxy Statement
     /_/  Definitive Additional Materials
     /_/  Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12

                               J.C. Nichols Company
                 (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/   No fee required.
     /_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid


      /_/  Fee paid previously with preliminary materials.
      /_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:

       (2) Form, Schedule or Registration Statement No.:

       (3) Filing Party:

       (4) Date Filed:

                               J.C. NICHOLS COMPANY

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD MAY 28, 1997

            You are invited, as a shareholder of J.C. Nichols Company (the "Company"), to be present either in person or by proxy at the 1997 Annual Meeting of Shareholders, which will be held in the Grand Ballroom of the Crowne Plaza Hotel, 4445 Main Street, Kansas City, Missouri on Wednesday, May 28, 1997, beginning at 10:00 a.m., or any adjournment or adjournments thereof, for the following purposes:

     1. To elect three (3) Directors to the Company's Board of Directors to serve terms of three years;

     2. To approve amendments to and a restatement of the Articles of Incorporation of the Company;

     3. To approve the selection of KPMG Peat Marwick LLP as auditors for the Company for the 1997 fiscal year; and

     4. To transact such other business as may properly come before the meeting.

            The Board of Directors has fixed April 25, 1997 as the record date for determination of the shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

            The Board of Directors of the Company encourages you to complete, sign, date, and return to the Company in the enclosed, postage paid envelope the enclosed proxy card, regardless of whether you intend to be present at this meeting. You may revoke your proxy at any time before it is exercised, and your proxy will be deemed revoked if you attend and vote in person.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                  /s/ Price A. Sloan

                                  Price A. Sloan
                                  Secretary

310 Ward Parkway
Kansas City, Missouri 64112
May 5, 1997

                               PROXY STATEMENT
                             J.C. NICHOLS COMPANY
                   310 WARD PARKWAY, KANSAS CITY, MO 64112

                 RELATING TO ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 28, 1997

                              I.  GENERAL INFORMATION

            This proxy statement is being furnished to shareholders on or about May 5, 1997 as part of the solicitation by the Board of Directors of the J.C. Nichols Company (the "Company") of proxies for use at the annual meeting of its shareholders to be held at the Crowne Plaza Hotel, 4445 Main Street, Kansas City, Missouri on Wednesday, May 28, 1997, at 10:00 a.m. and at any adjournments thereof, for the purpose of voting on the matters set forth in the accompanying Notice of Annual Meeting of Shareholders. If the enclosed proxy is executed and returned to the Company, it nevertheless may be revoked by written notification to the Secretary of the Company at any time before the proxy is exercised. A shareholder may also revoke the enclosed proxy by attending the shareholders meeting and voting in person. Unless the enclosed proxy is revoked, it will be voted as directed.

            Shareholders of record as of the close of business on April 25, 1997 are entitled to vote on matters to come before the meeting. At the close of business on that date, 3,849,358 shares of common stock of the Company ("Common Stock") were issued, outstanding, and entitled to vote. Except for the election of Directors, shareholders of the Company are entitled to one vote for each share of Common Stock held. When electing Directors at this meeting, shareholders will have the opportunity to cast votes using cumulative voting. Cumulative voting permits a shareholder to cast the number of votes in an election that is equal to the number of shares owned by the shareholder multiplied by the number of directors to be elected. All votes of a shareholder may either be cast for one nominee or distributed among multiple nominees. The three candidates in the election receiving the highest number of votes shall be elected. Accordingly, the Board of Directors is soliciting discretionary authority to cumulate proxies in the election in such a manner as to ensure the election of the maximum number of nominees described in this Proxy Statement.

            The Company will bear the cost of this solicitation of proxies. The Company may reimburse brokers and other persons holding stock in their names or in the names of their nominees for their expenses in sending proxy material to principals. In addition to soliciting proxies by mail, proxies may be solicited personally, or by telephone or electronic media by regular employees of the Company.

                              II.  PROPOSALS

A.          ELECTION OF DIRECTORS

            The Articles of Incorporation of the Company provide that the Board of Directors shall have nine members. The Company's Bylaws provide for the classification of Directors into three classes of equal size. At this year's meeting of the shareholders, three directors, constituting one class, are to be elected for three year terms.

            Barrett Brady, Kay N. Callison, and William V. Morgan have been nominated for election as directors at the annual meeting of the shareholders. Mr. Brady and Ms. Callison were elected as directors of the Company at the annual meeting of the shareholders in 1995 to serve until this year and are nominated for re-election. Mr. Morgan has been nominated to fill the seat recently left vacant by John Simon's resignation from the Board.

            Unless otherwise instructed, proxies received in response to this solicitation will be voted in favor of the election of the persons nominated by the Board of Directors and all proxies shall be voted in such a manner as to ensure the election of the maximum number of nominees described below. While it is not expected that any of the nominees will be unable to accept office, if for any reason one or more are unable to do so, the proxies will be voted for substitute nominees selected by the Board of Directors of the Company. The three nominees for election as directors who receive the greatest number of votes cast for election of directors at the meeting, a quorum being present, shall be elected directors of the Company. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for all of the nominees will result in the respective nominees receiving fewer votes. Set forth below is a brief description of the individuals nominated for election at the annual meeting of the shareholders and, for your information, a brief description of those directors whose terms will expire at a later date.

1.          Nominees for Election - Term Expiring 2000

Barrett Brady -          Age 50.  Mr. Brady is the President and Chief Executive
                         Officer of the Company and has been acting in those capacities since September 1995. Mr. Brady has served as a director of the Company since December 1995. For more than five years prior to becoming President and Chief Executive Officer of the Company, Mr. Brady served as President of Dunn Industries, Inc., an investment holding company in the primary business of regional commercial and industrial general contracting.
                         Mr. Brady is also a director of North American Savings
                         Bank.  Mr. Brady is the brother-in-law of Mr. John Fox,
                         Vice President of Special Projects for the Company.

Kay N. Callison -        Age 53.  Ms. Callison has served as a director of the
                         Company since 1982. For more than five years, Ms. Callison has been active in charitable activities in the Kansas City Metropolitan area.

William V. Morgan -      Age 54.  Mr. Morgan has been the President of Morgan
                         Associates, Inc., an investment and pipeline management company, since February 1987, and Cortez Holdings
                         Corporation, a related pipeline investment company, since October 1992. Mr. Morgan has served as a director of Midland Loan Services and Kinder Morgan,
                         L.P. since 1994 and Vice Chairman of  Cortez Pipeline
                         Company since February 1987. He has held legal and management positions in the energy industry since 1975, including the presidencies of three major interstate natural gas companies: Florida Gas Transmission
                         Company, Transwestern Pipeline Company and Northern
                         Natural Gas Company.

================================================================================
THE BOARD OF DIRECTORS RECOMMENDS THAT MR. BRADY, MS. CALLISON AND MR. MORGAN
BE ELECTED TO THE BOARD OF DIRECTORS TO SERVE THREE YEAR TERMS.
================================================================================

2.          Other Directors Not Now Standing For Election

            The following is a listing of members of the Board of Directors who are continuing in office and are not now standing for election. These directors are shown for your information.

               a.        Other Directors - Term Expiring 1999

William K. Hoskins -     Age 62.  For more than five years Mr. Hoskins has
                         served as Vice President, General Counsel, and
                         Secretary to a major pharmaceutical company now named Hoechst Marion Roussel, Inc. and which was formerly known both as Marion Merrell Dow, Inc. and Marion Laboratories, Inc. In 1997, Mr. Hoskins was appointed special counsel to Hoechst Marion Roussel, the parent company of Hoechst Marion Roussel, Inc.
                         Mr. Hoskins is currently Chairman of the Board of Directors of the Company and has served in that capacity since May 1996.

Mark C. Demetree  -      Age 40.  Since February 1993, Mr. Demetree has been the
                         President of North American Salt Company, a company that is the second largest producer of salt in the United States and Canada and is a unit of Harris
                         Chemical Group, Inc. From 1989 through January 1993,
                         Mr. Demetree was a Senior Vice President of D.G. Harris
                         & Associates, Inc.  From 1991 through February 1993,
                         Mr. Demetree was also President of the Trona Railway
                         Company. Mr. Demetree is also a member of the Board of Directors of Advanced Radio Telecom Corp., NAMSCO, Inc.
                         and Sifto Canada, Inc. and is a member of the Board of Governors of the Chamber of Maritime Commerce for the Great Lakes and St. Lawrence Seaway.

John A. Ovel -           Age 50.  Mr. Ovel has served as a director of the
                         Company since May 1996. For more than five years Mr.
                         Ovel has served as Regional President of Boatmen's
                         Trust Company, the former trustee of the J.C. Nichols
                         Company Employee Stock Ownership Trust (the "Trust").

               b.        Other Directors - Term Expiring 1998

Clarence L. Roeder -     Age 63.  Mr. Roeder has served as a director of the
                         Company since 1974. For more than five years prior to July 1995, Mr. Roeder was Secretary of the Company.
                         For more than five years prior to January 1993, Mr. Roeder was Vice President and General Counsel of the Company. Mr. Roeder is also a member of the Board of Directors of Mercantile Bank of Kansas and Mercantile Bank of Kansas City.

Thomas J. Turner, III -  Age 52.  Mr. Turner has served as a director of the
                         Company since December 1995. For more than five years, Mr. Turner has served as President of Charter American Mortgage Company, a business that operates as a correspondent, and originates and services commercial loans, for institutional mortgage lenders. Mr. Turner is an advisory director of Boatmen's Bank.

3. Information Concerning the Board of Directors, Management and Certain Security Owners

     a.   Executive Officers

          The following are the executive officers of the Company, all of whom serve at the will of the Board of Directors.

Barrett Brady -          Information relating to Mr. Brady is set forth above.

G. Reid Teaney -         Age 50.  Mr. Teaney is Senior Vice President of the
                         Company and has served in that capacity since July
                         1996.  For more than five years prior to becoming
                         Senior Vice President of the Company, Mr. Teaney served as Senior Vice President and Executive Managing
                         Officer of the Kansas City office of CB Commercial
                         Group, a commercial real estate marketing, sales, leasing and brokerage company. From January 1988 through March 1996, Mr. Teaney served as a director of Columbia Trust Company.

Edward A. de Avila -     Age 42.  Mr. de Avila is Senior Vice President of
                         Development of the Company and has been acting in that capacity since August 1996. From November 1993 to July
                         1996, Mr. de Avila was Managing Director of
                         Centertainment, Inc., an indirect wholly-owned subsidiary of AMC Entertainment, Inc., one of the largest motion picture exhibitors in the United
                         States. Centertainment, Inc. pursued the development of entertainment based retail centers with AMC
                         Multiscreen Theaters as a major anchor.  From March
                         1988 through May 1993, Mr. de Avila was Vice President,
                         Director of Retail for Reston Town Center Associates, a major developer of retail space in Reston, Virginia.

John H. Fox -            Age 52.  Mr. Fox is a Vice President of the Company
                         with primary responsibility for special projects and has been acting in that capacity for more than five years. Mr. Fox is the brother-in-law of Mr. Brady.

Brian G. Shanahan -      Age 58.  Mr. Shanahan is a Vice President of the
                         Company with primary responsibility for apartment leasing and related operations and has been acting in that capacity for more than five years.

Michael T. Shields -     Age 57.  Mr. Shields is a Vice President of the Company
                         with primary responsibility for retail and industrial leasing and related operations, and has been acting in that capacity for more than five years.

Donnell J. Dixon -       Age 54.  Mr. Dixon is a Vice President of the Company
                         with primary responsibility for office leasing and related operations and has been acting in that capacity for more than five years.

William E. Bell -        Age 62.  Mr. Bell is the Vice President of
                         Administration for the Company and has been acting in that capacity for more than five years.

Mark A. Peterson -       Age 33.  Mr. Peterson is a Vice President, Treasurer
                         and Chief Financial Officer of the Company and has been
                         acting in that capacity since June 1995.  For more than
                         five years prior to that time, Mr. Peterson acted in
                         levels of
                         increasing responsibility,  concluding  as senior
                         audit  manager for Donnelly Meiners   Jordan   Kline,
                         P.C., a certified public accounting firm that has provided services to the Company.

Price A. Sloan -         Age 34.  Mr. Sloan is the Secretary and General Counsel
                         of the Company and has been acting in that capacity since March 1996. For more than five years prior to that time, Mr. Sloan was an attorney with Blackwell
                         Sanders Matheny Weary & Lombardi L.C., the law firm that has acted and continues to act as legal counsel to the Company.

               b. Security Ownership of Certain Beneficial Owners, Directors and Management

            Table A describes the security ownership of certain beneficial owners, while Table B describes the security ownership by management and directors as of April 25, 1997.

TABLE A - Beneficial ownership of those owning more than five percent of the outstanding shares of the Company(a)

         Name of                                                              Amount and Nature of              Percentage of
    Beneficial Owner                  Address of Beneficial Owner            Beneficial Ownership           Outstanding Shares
-----------------------------   -----------------------------------------  ----------------------------   ----------------------
Cede & Co.                               Cede & Co.
                                         P.O. Box 20
                                         Bowling Green Station
                                         New York, NY 10274                       1,270,224(b)                    33.0%
-----------------------------   -----------------------------------------  -----------------------------   ---------------------
INTRUST Bank, N.A.,                      INTRUST Bank, N.A.
trustee of the J.C. Nichols              Attn:  Scott Rankin
Company Employee Stock                   4000 Somerset Drive
Ownership Trust                          Prairie Village, KS  66208                 769,647(c)                     20.0%
-----------------------------   -----------------------------------------  -----------------------------   ----------------------
The Miller Nichols Living                Miller Nichols, Jeannette Nichols
Trust                                    and Clarence Roeder, Trustees
                                         400 West 49th Terrace
                                         Alameda Towers
                                         Kansas City, MO  64112                     567,095(d)                     14.7%
-----------------------------   -----------------------------------------  -----------------------------   ----------------------
Kay N. Callison                          Kay N. Callison
                                         55 Lemans Court
                                         Shawnee Mission, KS 66208                  277,440(e)                      7.2%
-----------------------------   -----------------------------------------  ------------------------------   ----------------------

     (a) All information obtained from the shareholder register of the Company and Officer and Director Questionnaires as of April 25, 1997.
     (b) All of these shares are owned of record by Cede & Co. for other persons, none of whom, to the knowledge of management of the Company, own beneficially 5% or more of the outstanding shares.
     (c) All 769,647 shares are owned by the ESOT and are held in the record name of INTRUST's nominee, Transco & Company. INTRUST Bank, N.A. and Transco & Company disclaim beneficial ownership of all such shares.
     (d) Shares reflected include shares beneficially owned by the Miller Nichols Living Trust. Miller Nichols and Clarence Roeder, Chairman Emeritus and Director of the Company, respectively, and Ms. Jeanette Nichols are trustees of the Miller Nichols Living Trust, none of whom have sole voting or investment powers.
     (e) Ms. Callison is a director of the Company. Of the shares reported by Ms. Callison, 114,040 shares are held individually by Ms. Callison and she has sole voting and investment power over such shares. Additionally, 37,640 shares are held in trusts for which Ms. Callison's spouse has sole voting and dispositive power. Ms. Callison is the trustee and has sole investment and voting power for two trusts for the benefit of her children, Mark Callison and Elizabeth Callison. Such trusts hold 103,280 shares. Ms. Callison is co-trustee with Ann Nichols and UMB Bank, N.A. of Kansas City of the
Nancy Nichols Lopez Trust, which owns 7,680 shares. Ms. Callison, Ms. Nichols and UMB Bank share investment and voting power over such shares. Ms. Callison is the co-trustee with Commerce Bank of the Miller Nichols Trust, which owns 14,800 shares for the benefit of Ms. Ann Nichols. Ms. Callison and Commerce Bank share investment and voting power over such shares.

TABLE B - Management Ownership(a)

                                          Amount and Nature of                Percentage of
Name, Title                               Beneficial Ownership                Outstanding Shares
----------------------------------------------------------------------------------------------------
Barrett Brady, Director,
President and Chief Executive Officer     110,000(b)                               2.9%

Price A. Sloan, General Counsel
and Secretary                               1,550(c)                             less than .1%

G. Reid Teaney, Senior Vice President         600(d)                             less than .1%

Mark A. Peterson, Vice President,
Treasurer and Chief Financial Officer         300                                less than .1%

William E. Bell, Vice President               100                                less than .1%

Clarence Roeder, Director                  567,095(e)                              14.7%

Kay N. Callison, Director                  277,440(f)                               7.2%

John A. Ovel, Director                     126,540(g)                               3.3%

William K. Hoskins, Director                 2,240                               less than .1%

Thomas J. Turner, III, Director              1,500                               less than .1%

Beneficial Ownership of Directors
and Executive Officers as                1,857,012(h)                               48.1%
a Group
-------------------------------------------------------------------------------------------------------

     (a)  All information  obtained from the shareholder  register of the Company and Officer and Director Questionnaires of the Company as of April 25, 1997.
     (b)  Of the 110,000 shares reported by Mr. Brady, 2,400 shares are held individually by Mr. Brady's spouse. Mr. Brady disclaims beneficial ownership of such shares. Additionally, shares reflected as beneficially owned by Mr. Brady include 8,000 shares held by the Fred Brady Trust dated December 5, 1985. Mr. Brady is a Trustee of such trust and has sole voting and investment power over such shares.  An additional 64,000 shares reported by Mr. Brady are attributable to an unexercised but vested stock option from the Company that can be exercised at any time prior to December 31, 2010 and an additional 16,000 shares reported by Mr. Brady are attributable to an unexercised but vested stock option from the Company that can be exercised at any time prior to May 30, 2006.
     (c) Of the 1,550 shares reported by Mr. Sloan, 750 are held individually by Mr. Sloan and 300 are held individually by Mr. Sloan's spouse. Additionally, 500 shares are held in a life insurance trust for the benefit of Mr. Sloan's spouse. Mr. Sloan does not have voting or investment power over the shares held by the trust and disclaims beneficial ownership of such shares.
     (d) Of the 600 shares reported by Mr. Teaney, 300 are held individually by Mr. Teaney's spouse.
     (e) All 567,095 shares reported by Mr. Roeder are held by the Miller Nichols Living Trust. Mr. Roeder, Ms. Jeannette Nichols and Mr. Miller
Nichols, Chairman Emeritus, are co-trustees of the Miller Nichols Living Trust. Mr. Roeder does not have sole voting or investment powers for such shares.
Mr. Roeder disclaims all beneficial ownership of such shares.
     (f) Ms. Callison is a director of the Company. Of the shares reported by Ms. Callison, 114,040 shares are held individually by Ms. Callison and she has sole voting and investment power over such shares. Additionally, 37,640 shares are held in trusts for which Ms. Callison's spouse has sole voting and investment power. Ms. Callison is the trustee and has sole investment and voting power for two trusts for the benefit of her children, Mark Callison and Elizabeth Callison. Such trusts hold 103,280 shares. Ms. Callison is co-trustee with Ann Nichols and UMB Bank, N.A. of Kansas City of the Nancy Nichols Lopez Trust, which owns 7,680 shares. Ms. Callison, Ms. Nichols and
UMB Bank share investment and voting power over such shares. Ms. Callison is the co-trustee with Commerce Bank of the Miller Nichols Trust, which owns
14,800 shares for the benefit of Ms. Ann Nichols. Ms. Callison and Commerce Bank share investment and voting power over such shares.
     (g) John A. Ovel is the Regional President of Boatmen's Trust Company. Although NationsBank Corporation recently acquired Boatmen's Bancshares, Inc. (the parent of Boatmen's Trust Company), Boatmen's Trust Company is still the trustee or agent for parties beneficially owning 126,540 shares of Company
stock.   Mr. Ovel, Boatmen's Bancshares, Inc., CNOM & Co. (the nominee of
Boatmen's Trust Company), and NationsBank disclaim all beneficial ownership of such shares.
     (h) See individual ownership footnotes above for voting and investment powers and disclaimers of beneficial ownership and general disclosures.

     c.   Information Concerning the Board of Directors Meetings and Committees

          The Board of Directors met thirteen times during 1996. Each current director attended in person or by telephone at least 75% of the total number of Board and committee meetings held while he or she served as a director or member of the committee.

          Certain members of the Board of Directors serve on one or more of the Executive, Audit, Nominating, and Compensation Committees of the Board. The Executive Committee is currently composed of Mr. Brady, Chairman, Mr. Hoskins, Mr. Demetree, Ms. Callison, and Mr. Turner. This committee has been delegated substantial authority and meets as necessary between meetings of the full Board of Directors. The Executive Committee held four meetings during 1996.

          The Audit Committee is composed of Mr. Roeder. Mr. Quinn, a former director, was chairman of the Audit Committee during 1996. This committee reviews reports and other financial information generated by internal and independent accountants of the Company and strategic financial programs. It also recommends the independent auditor for Board approval. The Audit Committee met five times during 1996.

           The Compensation Committee is composed of Mr. Turner, Chairman and Mr. Demetree. Mr. Quinn was also a member of the Compensation Committee during 1996. This committee reviews the performance of the executive officers of the Company and recommends changes in officer compensation and company benefits.
The Compensation Committee met four times during 1996. The Nominating Committee is currently composed of Mr. Hoskins, Chairman, Mr. Brady and Ms. Callison. This committee is responsible for proposing director nominees, and the results of its efforts are set forth in this Proxy Statement. The Nominating Committee met two times in 1996. The
Nominating Committee will consider shareholder nominees timely submitted to the Board of Directors.

     d.   Outside Director Compensation

          Directors attending, whether by telephone or in person, any regular or special meeting of the Board of Directors of the Company are paid $1,000 per meeting. Directors who are members of committees of the Board of Directors attending, whether by telephone or in person, any regular or special meeting of a committee of the Board of Directors are paid $500 per meeting. Directors who are also employees of the Company are not paid directors' fees. Director and committee member fees were increased in early 1996 from $400 per meeting.


           [the remainder of this page intentionally left blank]

     e.   Executive Officer Compensation

          The following tables set forth the compensation of certain executive officers of the Company for the last three fiscal years.

                            Summary Compensation Table

                              Long Term
                         Annual Compensation                           Compensation
                      ----------------------------------------------------------------------
                              Securities
                             Other Annual                         Underlying        All Other
         Name and                          Salary     Bonus      Compensation     Options/SARS     Compensation
    Principal Position          Year        ($)        ($)            ($)              (#)            ($)
----------------------------  -------- ------------ ------------ -------------- --------------- ----------------
Barrett Brady, CEO              1996      225,000    144,000(a)      9,857(b)      224,000(c)         N/A
                                1995      110,000       N/A            N/A            N/A             N/A
----------------------------  -------- ------------ ------------ -------------- --------------- ----------------
Jack Frost, CEO                 1995       61,025       N/A            N/A            N/A           $6,975(d)
----------------------------  -------- ------------ ------------ -------------- --------------- ----------------
Lynn L. McCarthy,               1995       87,667(f)  50,000         1,080(g)         N/A            5,388(h)
CEO(e)                          1994      253,900(i)  10,000         1,508(g)         N/A            9,122(j)
----------------------------  -------- ------------ ----------- --------------- --------------- ----------------
Mark A. Peterson, CFO           1996      100,000     25,000         4,800(k)         N/A              N/A
----------------------------  -------- ------------ ----------- --------------- --------------- ----------------
Edward A. de Avila,             1996       78,205     20,000         2,850(l)         N/A              N/A
Senior Vice President
----------------------------  -------- ------------ ----------- -------------- ---------------- ----------------
G. Reid Teaney,                 1996       74,666     40,000(m)      3,300(n)         N/A              N/A
Senior Vice President
----------------------------  -------- ------------ ----------- -------------- ---------------- ----------------

________________________
(a)         The amount reflects bonus earned in 1996 but paid in 1997.
(b) The amount reported reflects the value of personal automobile use paid to Mr. Brady by the Company and the cost of a country club membership provided to Mr. Brady by the Company.
(c) See, (i) Options/SAR Grants in Last Fiscal Year and (ii) Aggregated Options/SAR Exercises in Last Fiscal Year and FY-end option/SAR Values, in the tables below.
(d) The amount reported includes $6,975 paid to Mr. Frost as director fees.
(e) The amounts reflected for Mr. McCarthy in 1995 do not attempt to adjust for the value of cash and property received by Mr. McCarthy pursuant to the Settlement Agreement that resolved the significant shareholder litigation that occurred in 1995.
(f) The amount reported includes $6,533 deferred by Mr. McCarthy and $4,333 contributed by the Company under the Company's 401(k) savings plan.
(g) The amount reflects the value of the personal use of a Company-owned automobile attributable to Mr. McCarthy.
(h) The amount reported includes $1,050 paid to Mr. McCarthy as director fees and $4,338 paid as premiums under supplemental split dollar life insurance policies for Mr. McCarthy.
(i)         The amount reported includes $62,304 deferred at the election of Mr.
            McCarthy as deferred compensation, $9,065 deferred by Mr. McCarthy and $5,663 contributed by the Company under the Company's 401(k) savings plan and $10,933 contributed by the Company for Mr. McCarthy to the J. C. Nichols Company Employee Stock Ownership Plan.
(j) The amount reported includes $2,575 paid to Mr. McCarthy as director fees and $6,547 paid as premiums under supplemental split dollar life insurance policies for Mr. McCarthy.
(k)         The amount reported reflects automobile allowance paid to Mr.
            Peterson.
(l)         The amount reported reflects automobile allowance paid to Mr.
            de Avila.
(m)         The amount reported reflects bonus earned in 1996 but paid in 1997.
(n)         The amount reported reflects automobile allowance paid to Mr.Teaney.

     f.   Options and Stock Appreciation Rights

                      Option/SAR Grants in Last Fiscal Year
                      -------------------------------------
                                                     Potential Realizable Value
                                                       at Assumed Annual Rates
                                                    of Stock Price Appreciation
                          Individual Grants               for Option Term(a)
                      ----------------------------------------------------------
                 Number of         Percent of Total
                 Securities        Options Granted    Exercise or
                 Underlying        to Employees in    Base Price    Expiration
Name             Options Granted   Fiscal Year        ($/Shr)       Date         0% ($)     5% ($)     10%($)
---------------  ----------------  -----------------  ------------  -----------  ---------  ---------  ---------
Barrett Brady,   64,000            28.6               $0.0125       12/31/2010   1,239,200  2,525,153  4,977,158
CEO              160,000           71.4               $19.375        5/30/2006   -0-        1,949,573  4,940,601

____________________

(a)  Assumes $19.375 per share market value at date of grant.


                       Aggregated Option/SAR Exercises in Last
                      Fiscal Year and FY-End Option/SAR Values

                     Number of                             Value of Unexercised
                    Underlying                                 In-the-Money
                Unexercised Options                           Options/SARS at
              at Fiscal Year-End (#)                       Fiscal Year-End(a)($)
              ------------------------------------------------------------------
                  Shares       Value        Exercisable/       Exercisable/
                 Acquired     Received     Unexercisable       Unexercisable
               on Exercise
Name
--------------------------------------------------------------------------------
Barrett Brady,     -0-          -0-      32,000/ 32,000       959,600/ 959,600
CEO                -0-          -0-      16,000/144,000      170,000/1,530,000

________________________

(a)  Assumes $30 per share market value at December 31, 1996.


     g.    Employment Agreements

           The Company has an employment agreement with its President and Chief Executive Officer, Mr. Barrett Brady. The principal terms of Mr. Brady's employment agreement provide that for a period of five years ending on December 31, 2000, Mr. Brady shall receive a base salary of $225,000 per year subject to annual review and adjustment at the discretion of the Company's Board of Directors. Additionally, Mr. Brady shall be entitled to an annual incentive discretionary bonus based upon achieving goals to be set annually, with an opportunity to earn up to 80% of his base salary as annual incentive discretionary bonus. Moreover, Mr. Brady shall be entitled to fixed supplemental retirement benefits of $78,000 per year payable for 15 years commencing upon the earlier of his disability or reaching the age of 60. Such supplemental retirement benefits vest at a rate of 40% on January 1, 1996, 20% on December 31, 1996, and 10% annually on December 31st for the years 1997, 1998, 1999 and 2000. Mr. Brady has been granted an option to purchase 64,000 shares of Common Stock, or their equivalent, at a price of $.0125 per share, which option vested 50% on January 1, 1996 and the remaining 50% vested on January 1, 1997. Mr. Brady has also been granted an option to purchase 160,000 shares of Common Stock, or their equivalent, at a price of $19.375 per share. Such options vest at a rate of 10% on December 31, 1996, 15% on December 31, 1997, and

25% annually on December 31st for the years 1998, 1999 and 2000. Mr. Brady shall be subject to a confidentiality and non-competition agreement during the term of the agreement and for a period of one year after termination.

            Mr. Brady's employment agreement provides for termination by the Company for cause, by voluntary resignation of Mr. Brady, or by the Company without cause. The agreement also provides Mr. Brady the right to terminate the agreement upon a change in control of the Company, which is defined as the acquisition by any entity or affiliated group of 35% or more of the combined voting power of the outstanding securities of the Company. Upon termination of the agreement by either party as a result of a change of control or by the Company without cause, Mr. Brady shall be entitled to certain rights, including, but not limited to, immediate vesting of all stock options and the right to receive his salary and normal employee benefits for the longer of twenty-four months or the remainder of the agreement's term.

            The Company has an employment agreement with its Senior Vice President of Development, Mr. Edward A. de Avila. The principal terms of Mr. de Avila's employment agreement provide that for a period of three years ending on August 12, 1999, Mr. de Avila shall receive a base salary of $200,000 per year subject to annual review and increase at the discretion of the Company's Board of Directors. Additionally, Mr. de Avila shall be entitled to an annual incentive discretionary bonus, with an opportunity to receive up to 40% of his base salary as annual incentive discretionary bonus. Mr. de Avila's employment agreement provides for termination by the Company for cause, by voluntary resignation of Mr. de Avila, or by the Company without cause. Upon termination of the Agreement by the Company without cause, Mr. de Avila shall be entitled to certain rights, including, but not limited to, the right to receive his annual salary and normal employee benefits from the date of termination until August 12, 1999.

            The Company has an employment agreement with its Senior Vice President, Mr. G. Reid Teaney. The principal terms of Mr. Teaney's employment agreement provide that for a period of three years ending on July 14, 1999, Mr. Teaney shall receive a base salary of $160,000 per year subject to annual review and increase at the discretion of the Company's Board of Directors. Additionally, Mr. Teaney shall be entitled to an annual incentive discretionary bonus with an opportunity to receive up to 60% of his base salary as annual incentive discretionary bonus. Mr. Teaney's employment agreement provides for termination by the Company for cause, by voluntary resignation of Mr. Teaney, or by the Company without cause. Upon termination of the Agreement by the Company without cause, Mr. Teaney shall be entitled to certain rights, including, but not limited to, the right to receive his annual salary and normal employee benefits from the date of termination until July 14, 1999.

            The Company has an employment agreement with its Chief Financial Officer, Mr. Mark A. Peterson. The principal terms of Mr. Peterson's employment agreement provide that for a period of three years ending on December 31, 1998, Mr. Peterson shall receive a base salary of $100,000 per year subject to annual review and increase at the discretion of the Company's Board of Directors. Additionally, Mr. Peterson shall be entitled to an annual incentive discretionary bonus set by the Company's Board of Directors. Mr. Peterson's employment agreement provides for termination by the Company for cause, by voluntary resignation of Mr. Peterson, or by the Company without cause. Upon termination of the Agreement by the Company without cause, Mr. Peterson shall be entitled to certain rights, including, but not limited to, the right to receive his annual salary and normal employee benefits for a period of not less than twelve months following the date of termination.

            The Company has an employment agreement with its General Counsel and Secretary, Mr. Price A. Sloan. The principal terms of Mr. Sloan's employment agreement provide that for a period of three years ending on March 19, 1999, Mr. Sloan shall receive a base salary of $100,000 per year subject to annual review and increase at the discretion of the Company's Board of Directors. Additionally, Mr. Sloan shall be entitled to an annual incentive discretionary bonus set by the Company's Board of Directors. Mr. Sloan's employment agreement provides for termination by the Company for cause, by voluntary resignation of Mr. Sloan, or by the Company without cause. Upon termination of the Agreement by the Company without cause, Mr. Sloan shall be entitled to certain rights, including, but not limited to, the right to receive his annual salary and normal employee benefits for a period of not less than twelve months following the date of termination.

     h.     Stock Option Plan.

            The Board of Directors of the Company on March 28, 1996 adopted the 1996 Stock Option Plan ("Plan") that allowed the granting of stock options to eligible plan participants. The shareholders of the Company approved the Plan at their 1996 Annual Meeting on May 29, 1996. An amendment and restatement of the plan was approved subsequently by the Board of Directors to reflect recent changes in the federal securities regulations relevant to the Plan. The Plan authorizes the Board to issue up to 480,000 shares of the Company's common stock. If an option granted under the Plan expires or is canceled without having been exercised or vested, the shares subject to the unvested and canceled options will be available thereunder for subsequent grants of options. The type, amount, and conditions of any options granted under the Plan are determined by the Compensation Committee, or such other committee as the Board of Directors determines.

      i.    Compensation Committee Report on Executive Compensation

            Compensation Philosophy: The Company's executive compensation program is designed to provide fair compensation to executives based on their performance and contribution to the Company and to provide incentives that attract and retain key executives, instill a long-term commitment to the Company and develop pride and a sense of Company ownership, all in a manner consistent with shareholder interests. Given these objectives, the executive officers' compensation package includes primarily two elements: (i) base salary, which is reviewed annually; and (ii) incentive compensation consisting of stock options and bonuses.

            Annual adjustments to the base salaries of the Company's executives are based on the Company's performance during the preceding fiscal year and upon a subjective evaluation of each executive's individual contribution to that performance. In evaluating overall Company performance, the primary focus is on the Company's financial performance for the year. Additionally, certain intangible criteria, including whether the Company achieved strategic goals and conducted its operations in accordance with the standards of business expected of the Company by its shareholders and the community in which it operates, may also be considered.

            Stock options are likely to be granted annually in the future as additional compensation in an effort to link each executive's future compensation to the long-term financial success of the Company, as measured by stock performance. The total number of options awarded each executive will be based on an evaluation of the performance of each executive under consideration without regard to the number of options held by or previously granted to each executive.

            Compensation of the Chief Executive Officer: For the fiscal year ending December 31, 1996, Barrett Brady, the Company's Chief Executive Officer, received a bonus of $144,000. Mr. Brady's bonus was based on a subjective valuation that considered, in part, the Company's financial performance for the fiscal year as well as the implementation of business strategies established by the Board.

            This report has been issued over the names of each member of the Compensation Committee, Thomas J. Turner, III, Chairman, and Mark C. Demetree.

     j.     Certain Relationships and Related Transactions

            Mr. Thomas J. Turner, III is a Director of the Company and is president and principal shareholder of Charter American Mortgage Company, a business that prepares and presents mortgage loan applications to institutional mortgage lenders. Charter American Mortgage Company has from time to time been asked to provide services to the Company, and the Company has obtained loans as a result of loan applications taken by Charter American Mortgage Company. Such loans were obtained by the Company at rates competitive with the rates charged by other mortgage lenders. Charter American Mortgage Company has earned approximately $146,000 in the last year in loan origination fees on mortgage financing obtained by the Company as a result of services provided by Charter American Mortgage Company.

            The Company loaned to the ESOT approximately $2.0 million to permit the ESOT to meet its 1996 obligations. That loan was unsecured and non-interest bearing. The loan has been repaid in full.

            Mr. John A. Ovel is a Director of the Company and is Regional President of Boatmen's Trust Company, the former trustee of the ESOT. Boatmen's Trust Company received a fee of approximately $102,000 in 1996 for serving as trustee of the ESOT. The fee was determined by the number of shares held by the ESOT, the amount of cash held by the ESOT, the appraised value of the shares held by the ESOT, and the level of service requested by the ESOT.

            Mr. Clarence L. Roeder and Ms. Kay N. Callison are Directors of the Company. Mr. Roeder and Mr. Miller Nichols, father of Ms. Callison, are each a director of Westport Today, Inc. In addition, Mr. Roeder is a vice president of that entity. Westport Today, Inc. entered into a Supplemental Settlement Agreement with the Company in September 1995 pursuant to which Westport Today, Inc. agreed to retire outstanding indebtedness of approximately $3,250,000 to the Company. Such indebtedness has been paid in full.

            On January 29, 1997 the Company purchased all outstanding shares of the Company owned beneficially and of record by AHI Metnall L.P. ("AHI"). Additionally, Mr. John Simon and Mr. James W. Quinn, who are affiliated with AHI, resigned as directors of the Company.

            The Company paid consideration of $27.25 per share, or a total of $25,856,980 for the 948,880 shares of the Company's common stock owned by AHI. At the closing, the Company delivered to AHI $12,809,880 in cash (plus eight percent (8%) interest per annum from January 15, 1997 to January 29, 1997 in an amount totaling $39,307). The Company also executed a promissory note in the amount of $12,989,600 (which reflects a $57,500 reduction for certain expenses), bearing interest at a rate of eight percent (8%) per annum with interest accruing commencing on January 15, 1997 ("Note"). The Note is secured by the pledge of a mortgage receivable and real property.

            The purchase price for the stock held by AHI was based on a negotiated price within the range of trades in the fourth quarter of 1996, which trades were between $27.00 and $31.06 per share. The transaction was negotiated on behalf of the Company over a number of months by management of the Company, with input from the Board of Directors of the Company. The transaction was unanimously approved by the Board of Directors of the Company without the participation of Mr. Simon or Mr. Quinn. The purchase by the Company of the stock held by AHI decreased the number of outstanding shares of common stock of the Company from 4,852,400 to 3,903,520 shares. The number of outstanding shares of common stock was further reduced to 3,849,358 in January 1997 when the ESOT transferred 54,162 shares to the Company in repayment of a loan from the Company.

     k.     Performance of the Company's Common Stock

            During 1996, the Company did not have a class of stock registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Shares of the Company's common stock have been traded in the over-the-counter market very infrequently through inter-broker bulletin boards trading under the symbol "NCJC.BB." The high and low sales prices for the Company's common stock during the fourth quarter of 1996 were $31.06 and $27.00.

B.          PROPOSAL TO AMEND AND RESTATE THE ARTICLES OF INCORPORATION

1.          General

            The Board of Directors has approved, and recommends that the shareholders adopt, the Amended and Restated Articles of Incorporation of the Company in the form attached as Appendix "A" to this Proxy Statement (the "Restated Articles"). The Restated Articles incorporate into a single document the various amendments made to the Company's 1972 Articles of Incorporation (the "Old Articles"), and delete certain provisions of the Old Articles that have been made unnecessary or ineffective by subsequent events, including subsequent revisions to Missouri law. Additionally, the Restated Articles include a number of amendments that have certain anti-takeover effects (the "Amendments").

            Under Missouri law, adoption of the Restated Articles requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the meeting. Abstentions, broker non-votes and the failure of any shareholder to vote will have the same effect as votes against the proposal. All of the Amendments are permitted by law and are consistent with the rules of the NASDAQ Stock Market, Inc., on which the Company has made application to have the shares of the Common Stock listed. If shareholders approve the Restated Articles, the Company will cause the Restated Articles to be filed with the Secretary of State of the State of Missouri as soon as practicable after such approval is final.

2.          Anti-Takeover Amendments

            The Amendments are designed to promote conditions of continuity and stability in the Company's management and policies. Although the Amendments have certain anti-takeover effects, they are not in response to any active effort to accumulate the Company's Common Stock or to obtain control of the Company. However, the Board of Directors has observed an increase in corporate takeover activity in recent years and the use of certain takeover tactics, including proxy fights, hostile takeover attempts, and partial tender offers, that have become relatively common in corporate takeover practice. The Board believes that these tactics can place undue pressure on boards of directors and shareholders to act hastily and on incomplete information, and therefore can be highly disruptive to a company and can result in unfair differences in treatment of some shareholders who act immediately in response to announcement of takeover activity and those who choose to act later, if at all.

            The over-all effect of the proposals would be to render more difficult the accomplishment of a merger or the assumption of control by a principal shareholder without approval of the Board of Directors and to make more difficult the rapid removal of management. The Board of Directors does not presently intend to propose that other anti-takeover measures be included in the Restated Articles in future proxy solicitations. The Amendments are discussed below.

            a.          The Removal of a Director for Cause Only

            The Amendments would provide that an individual director may be removed from office by shareholders only for cause and only upon approval of shareholders holding 66 2/3% or more of the shares of Common Stock entitled to vote. The Articles of Incorporation currently allow the shareholders to remove individual directors with or without cause unless the votes cast against removal would be sufficient to elect such director at an election of the class of directors of which he is a part.

            Advantages of Allowing  Removal Only for Cause.  The primary purpose of this Amendment is to preclude the removal of any director or directors by a takeover bidder or otherwise, unless removal is warranted for reasons other than the desire to obtain control of the Board. For a takeover bidder to obtain effective control of the Company, it presently would need to control at least a majority of the Board votes. One popular method for a takeover bidder to obtain control is to acquire a majority of the outstanding shares of a company through a tender offer or open market purchases and to use that voting power to remove the existing directors and replace them with persons chosen by the takeover bidder. Requiring cause in order to remove a director would defeat this strategy, thereby encouraging potential takeover bidders to obtain the cooperation of the existing Board before attempting a takeover. The Board believes that if a purchaser acquired a significant or controlling interest in the Common Stock, the purchaser's ability to remove the entire Board would severely curtail the Company's ability to rapidly negotiate effectively with the purchaser. The threat of removal would deprive the Board of the time and information necessary to evaluate any takeover proposal, to study alternative proposals, and to help ensure that the best terms would be obtained in any transaction involving the Company.

            Disadvantages to Provision Concerning Removal of Directors. The Amendment will make the removal of any director more difficult, even if such removal is believed by the shareholders to be in their best interests, and will eliminate the shareholders' ability to remove a director at will. Since the Amendment will make the removal of directors more difficult, it will increase the directors' security in their positions and, since the Board has the power to retain and discharge management, could perpetuate incumbent management. The removal of a director for cause could be costly and time-consuming. The proposed Amendment would render more difficult, and may discourage, an attempt to acquire control of the Company without the approval of Company management.

            b.          Opt-In to Missouri Control Share Acquisition Statute

            The Missouri General and Business Corporation Law ("MGBCL") contains a "Control Share Acquisition Statute" governing "Acquiring Persons" who, after any acquisition of shares of a publicly traded corporation, control 20% or more of such corporation's voting securities. The statute prohibits an Acquiring Person from voting its shares unless certain disclosure requirements are met and the retention or restoration of voting rights is approved by both (i) a majority of the outstanding voting stock, and (ii) a majority of the outstanding voting stock after exclusion of Interested Shares. "Interested Shares" are defined as shares owned by the Acquiring Person, by directors who are also employees, and by officers of the corporation.

            A number of acquisitions of shares are deemed not to constitute control share acquisitions, including good faith gifts, transfers pursuant to wills, purchases pursuant to an issuance by the corporation, mergers involving the corporation that satisfy the other requirements of the MGBCL, transactions with a person who owned a majority of the voting power of the corporation within the prior year, or purchases from a person who has previously satisfied the provisions of the Control Share Acquisition Statute so long as the transaction does not result in the purchasing party having voting power after the purchase in a percentage range beyond the range for which the selling party previously satisfied the provisions of the statute. Additionally, a corporation may exempt itself from application of the statute by inserting a provision in its articles of incorporation or bylaws expressly electing not to be covered by the statute. The Old Articles cause the Company to "opt-out" of the Control Share Acquisition Statute. The Amendments cause the Company to "opt-in" to the Control Share Acquisition Statute.

            Advantage of the Missouri Statute. In recent years a number of companies have become the targets of takeover attempts. Frequently, these takeovers have been accomplished in two steps; first, another corporation publicly offers to buy a substantial block of the target corporation's stock and, after having acquired such a block, gains working control of the board of directors of the target corporation; and second, using its control of the target corporation's board of directors, the other corporation seeks a merger or some other business combination with the target corporation resulting in the remaining shareholders of the target corporation surrendering their stock for the consideration that is offered to them by the terms of the transaction. Your Board of Directors is concerned about the possibility of takeover attempts that often require management and shareholders of the target company to make hurried decisions about the merits of proposed transactions that may not be the result of arms-length bargaining between the two corporations and over which management and shareholders may, in substance, have no control. In addition, the mergers or other transactions so effected may be related more to the immediate financial or other private objectives of the acquiring group than to the interests of the target corporation. Thus, the target corporation's shareholders can be forced to choose between enduring a substantial change in the business objectives and methods of their corporation, or liquidating their holdings of the corporation's stock, possibly at a disadvantageous price and with adverse tax consequences. The Board believes that if any future takeover of the Company is involved, the shareholders are more likely to benefit in the long range if there are provisions inducing a prospective acquiror to negotiate with management on an arm's length basis. Your Board believes it is fully equipped to evaluate the Company and its future potential with a view to achieving the maximum long term benefits for its shareholders.

            Disadvantages of the Missouri Statute. The proposed Amendments would allow the holder of a large block of less than a majority of the shares of the Company to prevent a merger or other business combination. The proposed amendments may make tender offers, proxy contests or other direct appeals to shareholders of the Company as the first step in a take-over attempt less effective. This may discourage tender offers or business combinations that some shareholders might find desirable. Generally, tender offers are made at a premium above the current market price, and to the extent that such tender offers are discouraged, the Company's shareholders would be denied the opportunity of selling at a higher price. The proposed amendments will make a takeover of the Company opposed by management more unlikely, even if shareholders might view it as being in their interest. This proposal may also impact management tenure by discouraging a tender offer hostile to management.

            c.          Authorization to Issue a Class of Preferred Stock

            The Amendments authorize the issuance of up to 40,000,000 shares of preferred stock with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as are determined by the Board of Directors. Thus, if the Amendments are approved, the Board of Directors would be entitled to authorize the creation and issuance of up to 40,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in the Board's sole discretion, without further authorization by the Company's shareholders. Shareholders will not have preemptive rights to subscribe for shares of preferred stock.

            The Board of Directors could issue shares from a series of preferred stock that make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. The issuance of shares of preferred stock could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company, for example, by the sale of preferred stock to purchasers favorable to the Board of Directors. In addition, the Board of Directors could authorize holders of a series of preferred stock to vote either separately as a class or with the holders of Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The issuance of new shares could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company.

            The shares of preferred stock could also be issued in connection with a shareholders' rights plan, and the Board of Directors will consider adopting such a plan if the proposed amendment is approved by the shareholders. Typically under such a plan, shareholders of the Company would be issued rights to purchase preferred stock at a specified price. Such preferred stock would have such rights and preferences as may ultimately be determined by the Board. Such rights would typically not be exercisable until the earlier to occur of (i) the date of a public announcement that a person or group of affiliated or associated persons (a "Purchaser") acquired, or obtained the right to acquire, beneficial ownership of a stated percentage or more of the outstanding shares of the Common Stock or (ii) ten days following the commencement or announcement of an intention to make a tender offer or exchange offer that would result in a person or group beneficially owning a stated percentage or more of such outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"). Until the Distribution Date, the rights would normally be transferred only with the Company's Common Stock. The rights are usually redeemable in certain instances and would expire at a date and time specified by the Board, unless earlier redeemed by the Company. Also under such a plan, following a merger or other business combination transaction involving the Company or the sale of a stated percentage or more of its assets or earning power, each holder of a right, other than rights that are owned by a Purchaser (which are generally thereafter void), typically can thereafter receive upon the exercise of the right that number of shares of publicly traded common stock of a Purchaser that at the time of such transaction would have a market value of some multiple of the exercise price of the rights.

            Advantages of Preferred Stock. The Board of Directors  believes that the authorization of the preferred stock is in the best interests of the Company and its shareholders and believes it is advisable to authorize such shares and have them available for (i) possible future transactions, such as a shareholders' rights plan, financings, strategic alliances, corporate mergers, acquisitions; (ii) possible funding of new programs or businesses; and (iii) other uses not presently determinable and as may be deemed to be feasible and in the best interests of the Company. In addition, the Board of Directors believes that it is desirable that the Company have the flexibility to issue shares of preferred stock without further shareholder action, except as otherwise provided by law.

            Disadvantages of Preferred Stock. It is not possible to determine the actual effects of the preferred stock on the rights of the shareholders of the Company until the Board of Directors determines the rights of the holders of a series of the preferred stock. However, such effects might include (i) restrictions on the payment of dividends to holders of the Common Stock; (ii) dilution of voting power to the extent that the holders of shares of preferred stock are given voting rights; (iii) dilution of the equity interests and voting power if the preferred stock is convertible into Common Stock; and (iv) restrictions upon any distribution of assets to the holders of the Common Stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of preferred stock. The existence of the authorized shares could have the effect of discouraging unsolicited takeover attempts.

            d. Super-Majority Vote to Amend or Repeal Certain Provisions of the Restated Articles and Bylaws

            The Amendments add a new Article Eleven, requiring that in order for shareholders to amend, repeal or adopt any provision inconsistent with Articles Six, Seven, Nine, Ten or Eleven of the Restated Articles or make, amend, alter or repeal certain provisions of the bylaws of the Company designated by the Board of Directors, the affirmative vote of at least 66 2/3% of the outstanding shares of Common Stock of the Company shall be required. Under the MGBCL, amendments to the articles of incorporation of a corporation require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, but the law also permits a corporation to include provisions in its articles of incorporation requiring a greater vote than the vote otherwise required by law for any corporate action.

            Purpose of Super-Majority  Vote  Requirement.  The requirement of an increased shareholder vote is designed to prevent a person holding or controlling a majority, but less than 66 2/3%, of the shares of the Company from avoiding the requirements of the Amendments and anti-takeover provisions in the Company's Bylaws by simply repealing them.

            Existing Anti-Takeover Defenses in Bylaws. Paragraph 12 of the Bylaws of the Company provides that the Board shall be divided into three equal classes of directors. Such a classified board makes it more time consuming to change majority control of the Board without its consent, and thus reduces the vulnerability of the Company to an unsolicited takeover proposal that does not contemplate the acquisition of all of the Company's outstanding shares, or to an unsolicited proposal for the restructuring or sale of all or part of the Company.

            Anticipated Anti-Takeover Defenses in Bylaws. The Board of Directors is presently contemplating amendments to the Company's Bylaws that may have anti-takeover effects. Those provisions (i) impose advance notice requirements for shareholder proposals to be presented at a meeting of shareholders; (ii) require that shareholders nominating individuals to serve on the Board provide information comparable to that which would be required of the Company under applicable federal securities laws; (iii) limit the ability of shareholders to call a special meeting; and (iv) eliminate the ability of shareholders to fill vacancies on the Board of Directors. These Bylaw provisions could enable the Company to delay undesirable shareholder actions to give the Company necessary time and information to adequately respond.

            Anti-Takeover  provision  in MGBCL.  The MGBCL  contains  a business combination statute that protects Missouri corporations from unsolicited takeovers by prohibiting certain transactions. The statute restricts certain "Business Combinations" between a corporation and an "Interested Shareholder" and its "Affiliates" and "Associates" (as defined therein). A "Business Combination" includes a merger or consolidation, certain sales, leases, exchanges, mortgages, transfers, pledges and similar dispositions of corporate assets or stock and any reclassifications, recapitalizations or reorganizations that increase the proportionate voting power of the Interested Shareholder. An "Interested Shareholder" includes any person or entity that beneficially owns or controls 20% or more of the outstanding voting shares of the corporation. Pursuant to the business combination statute, a Missouri corporation may at no time engage in a Business Combination with an Interested Shareholder other than
(i) a Business Combination approved by the board of directors prior to the date on which the Interested Shareholder acquired such status; (ii) a Business Combination approved by the holders of a majority of the outstanding voting stock beneficially owned by the Interested Shareholder or its Affiliates or Associates at a meeting called no earlier than five years after the date on which the Interested Shareholder acquired such status; or (iii) a Business Combination that satisfies certain detailed fairness and procedural requirements.

            The MGBCL exempts from its business combination provisions corporations that adopt provisions in their articles of incorporation electing not to be covered by the statute. The Amendments do not opt out of the business combination statute.

3.          Other Amendments

            In addition to the Amendments set forth above, the Restated Articles delete or modify a number of other provisions that have been made unnecessary or ineffective by subsequent events, including subsequent revisions to Missouri law. Each such amendment deemed appropriate by the Board of Directors is described below.

            a.         Increase the number of authorized shares of Common Stock.

            The Amendments increase the number of authorized shares of common stock of the Company from 10,000,000 to 40,000,000. The Board of Directors believes that the increase in the number of authorized shares will provide greater flexibility for the Company to declare stock dividends or stock splits, use stock for any future acquisitions, raise equity capital, or to use the additional shares for other general corporate purposes.

            b.          Elimination of Discussion of Company History

            The Old Articles contain a discussion of the manner in which the Company was formed. This discussion is unnecessary and is being deleted.

            c.          Simplifying the Description of the Company's Purposes

            At present, the MGBCL provides that a corporation may state in its articles of incorporation that it may engage in any activity within the purposes for which corporations may be organized under the MGBCL, without the need to list specific activities. Thus, the lengthy description of specific activities in which the Company may engage that appears in the Old Articles is unnecessary and is being deleted in favor of the "general purpose" clause provided by the MGBCL.

            d. Deleting Certain Provisions Providing that All Corporate Powers May be Exercised by the Board of Directors and Specifying Certain Powers

            The Old Articles provide that, except as otherwise provided by statute, the articles of incorporation or the bylaws, all corporate powers may be exercised by the Board of Directors. As this section merely restates Missouri law, it is unnecessary and is being deleted.

            e.          Miscellaneous Changes

            In addition, certain miscellaneous changes, such as the elimination of shareholders' ability to act by written consent, the elimination of the discussion of the validity of contracts in which a director may have a personal interest and the renumbering of certain subsections and cross-references, are made in the Restated Articles.


================================================================================
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                          FOREGOING PROPOSAL.
================================================================================


C.          APPROVAL OF SELECTION OF AUDITORS

            The Audit Committee and the Board unanimously recommend voting to approve the selection of KPMG Peat Marwick LLP, as auditors for the Company and its wholly-owned subsidiaries for the 1997 fiscal year. This firm has served as auditors for the Company since May 1995. A representative of KPMG

Peat Marwick LLP will be present at the annual meeting of shareholders and will have an opportunity to make a statement and be available to answer appropriate questions asked by the shareholders.

            Ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year 1997 will require the affirmative vote of a majority of the shares of common stock represented in person or by proxy and entitled to vote at the annual meeting. Abstentions and broker non-votes will have the same effect as votes against the proposal. In the event shareholders do not ratify the appointment of KPMG Peat Marwick LLP, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

================================================================================
            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                             FOREGOING PROPOSAL.
================================================================================

         III.  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Under Section 16(a) of the Exchange Act, the Company's directors and executive officers and shareholders holding more than ten percent of the outstanding stock of the Company are required to report their initial ownership of stock and any subsequent change in such ownership to the Securities and Exchange Commission and the Company. Specific time deadlines for the Section 16(a) filing requirements have been established by the Securities and Exchange Commission. Because the Company was not subject to the provisions of the Exchange Act during 1996, no reports were required to be filed by its directors, executive officers and ten percent holders.

                             IV.  OTHER MATTERS

            The Board of Directors does not intend to present any matter, and is not aware of any individual's intention to present any matter, for action at this meeting other than those described above. However, if any other matters properly come before the meeting, it is the intention of persons named in the accompanying proxy to vote the proxy in accordance with their best judgment on such matters.

                       V.  PROPOSALS OF SECURITY HOLDERS

            Proposals of security holders intended to be presented at the next annual meeting must be received by the Company no later than December 29, 1997, in order to be considered for inclusion in the proxy statement relating to that meeting.

                  VI.  THE ANNUAL REPORT TO THE SHAREHOLDERS

            The Annual Report of the Company for the year ended December 31, 1996 is included with this Proxy Statement. The Report contains the Company's 1996 consolidated financial statements audited by KPMG Peat Marwick LLP, independent public accountants.

            Whether or not you expect to be present at the 1997 Annual Meeting, you are requested to complete, date, sign, and return the enclosed proxy card. Your prompt response will be much appreciated.

                                      BY ORDER OF THE BOARD OF DIRECTORS


                                      /s/ Price A. Sloan

                                      Price A. Sloan
                                      Secretary

May 5, 1997

--------------------------------------------------------------------------------

PROXY                                                                     PROXY

                               J.C. NICHOLS COMPANY

           This Proxy is Solicited on Behalf of the Board of Directors.

            The undersigned hereby appoints Barrett Brady and William K. Hoskins, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of J.C. Nichols Company the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 28, 1997, or any adjournment or postponement thereof. This proxy revokes all prior proxies given by the undersigned.

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED PREPAID ENVELOPE.

            (Continued and to be signed on the reverse side)

--------------------------------------------------------------------------------

                               J.C. NICHOLS COMPANY

     PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.  /X/

The Board of Directors recommends a vote FOR election of the following nominees:

1.   Election of Directors --

                                          FOR all listed Nominees        AUTHORITY WITHHELD for all listed Nominees
     Nominees:   Barrett Brady            /_/                            /_/
                 Kay N.  Callison         FOR all listed  Nominees, except vote(s) withheld for the following Nominee(s):
                 William V. Morgan        /_/
                                          ________ SHARES VOTED FOR Nominee(s):  (Please print name of Nominee(s))
                                          /_/ __________________________________________________________________________

The Board of Directors recommends a vote FOR the following proposals:


2.          Approval of Amendments to and a Restatement of the                  FOR         AGAINST     WITHHOLD
            Company's Articles of Incorporation                                 /_/         /_/          /_/
3.          Ratification of the selection of KPMG Peat Marwick                  FOR         AGAINST     WITHHOLD
            LLP as the Company's independent auditors for 1997                  /_/         /_/         /_/
4.          In their discretion, the Proxies are authorized to vote
            upon such other business as may properly come before
            the meeting and all matters incident to the conduct of the          This proxy, when appropriately executed, will be
                                                                                voted in the manner directed herein by the
                                                                                undersigned shareholder.  If no direction is
                                                                                provided, this proxy will be voted in such a manner
                                                                                as to ensure election of the maximum number of
                                                                                directors from the nominees listed in the proxy
                                                                                statement, FOR the amendments to and restatement
                                                                                of the Articles of Incorporation and FOR the
                                                                                selection of KPMG Peat Marwick LLP as the Company's
                                                                                independent auditors for 1997.

                                                                                Dated:                      , 1997

                                                                                Signature(s)


   Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership's name by authorized person.


                              APPENDIX A

 J.C. Nichols Company Proposed Amended and Restated Articles of Incorporation

                                PROPOSED

             AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                   OF
                         J.C. NICHOLS COMPANY


                              ARTICLE ONE


        The name of the corporation is J.C. Nichols Company (the "Corporation").

                              ARTICLE TWO

            The address of the Corporation's registered office in the State of Missouri is 2300 Main, Suite 1100, Kansas City, Missouri 64108. The name of its registered agent at such address is BSMWL, Inc.

                              ARTICLE THREE

            The corporation is formed for the following purposes:

            1. To engage in the business of general real estate development, construction, sales, ownership, management and leasing; namely to manage, buy, lease, rent or otherwise acquire, own, hold, use, divide, partition, plat, subdivide, develop, improve, operate, sell, lease, exchange, mortgage or otherwise dispose of or deal in and turn to account as principal, agent, broker or otherwise, real estate, leaseholds and any and all of the interests or estates therein or pertinent thereto.

            2.  To  engage  in  any  lawful   business  or  activity  for  which
corporations may be organized under The General and Business Corporation Law of Missouri ("Act").

                               ARTICLE FOUR

            1. Authorized Shares. The Corporation has authority to issue eighty million (80,000,000) shares of capital stock, consisting of forty million
(40,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock"), and forty million (40,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

            All of the authorized shares of the Corporation may be issued, from time to time, without action by the shareholders, for such consideration as may be fixed, from time to time, by the Board of Directors, or by any duly authorized committee thereof, and shares so issued, the full consideration for which has been paid or delivered, will be deemed fully paid and non-assessable stock. The holders of such shares shall not be liable for any further payment thereon.

            No holder of any shares of the Corporation shall be entitled as such, as a matter of right, to purchase or subscribe for any shares of stock of the Corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or to purchase or subscribe for any obligations, bonds, notes, debentures, other securities or stock convertible into shares of stock of the Corporation or carrying or evidencing any right to purchase shares of stock of any class.

            2.      Common Stock

                    a. The holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the shareholders of the Corporation, but in the election of directors cumulative voting shall prevail. Accordingly, in the election of directors each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares so held by him, multiplied by the number of directors to be elected at such election, and each shareholder may cast the whole number of such votes for one candidate or distribute them among two or more candidates. Directors shall not be elected in any other manner, unless such cumulative voting be unanimously waived by all shareholders present at such meeting.

                        b. To the extent permitted under the Act and subject to the provisions of the Preferred Stock, as and when dividends on the Common Stock are declared by the Board of Directors or paid thereon, whether in cash, property or securities of the Corporation, all holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis.

                        c.    Subject to the provisions of the Preferred
Stock, the holders of Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any
liquidation,   dissolution  or  winding  up  of  the Corporation.

                        d. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock, whether in certificate or book-entry form. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name as is requested and will represent such number of shares of such class as is substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates of issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

                        e. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or in the case of any such mutilation upon surrender of such certificate, the Corporation shall execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

            3.      Preferred Stock

                    a. Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. Each such series shall be given a distinguishing designation. All shares of any one series shall have preferences, limitations and relative rights identical with those of other shares of the same series and except to the extent otherwise provided in the description of such series with those of other shares of Preferred Stock.

                     b. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                        i. The distinguishing designation and number of shares constituting that series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased from time to time by action of the Board of Directors;

                        ii. The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series or over the Common Stock;

                        iii. The voting rights, if any, which shares of that series shall have, and the terms of such voting rights;

                        iv. Whether the shares of that series shall be convertible into or exchangeable for cash, shares of stock of any other class or any other series, indebtedness, or other property or rights, including securities of another corporation, and, if so, the terms and conditions of such exchange or conversion, including the rate or rates of conversion, and whether such rate shall be a designated amount or an amount determined in accordance with a designated formula or by reference to extrinsic data or events, the date or dates upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event or events upon or after which they shall be convertible or exchangeable, and whether they shall be convertible or exchangeable at the option of the Corporation, the shareholder or another person, and the method (if any) of adjusting the rate of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

                          v. Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which the shares of that series shall be redeemable, whether they shall be redeemable at the option of the Corporation, the shareholder or another person, the amount per share payable in the event of redemption (which amount may vary under different conditions and at different redemption dates), whether such amount shall be a designated amount or an amount determined in accordance with a designated formula or by reference to extrinsic data or events, and whether such amount shall be paid in cash, indebtedness, securities or other property or rights, including securities of any other corporation;
                         vi. Whether that series shall have a retirement or sinking fund for the purchase or redemption of shares of that series, and if so, the terms and amount payable into such fund;
                        vii.        The rights of the  shares of that  series in
                                    the  event  of  voluntary   or   involuntary
                                    liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series over shares of any other series or over the Common Stock;

                        viii. Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and
                          ix. Any other preferences, powers, privileges, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of that series, as the Board of Directors may deem advisable and as shall not be inconsistent with these Articles of Incorporation or the Act.

                              ARTICLE FIVE

            The Corporation is to have perpetual existence.

                              ARTICLE SIX

            The authority to make, amend, alter or repeal the bylaws of the Corporation is hereby expressly and solely granted to and vested in the Board of Directors of the Corporation, subject always to the power of the shareholders to make, amend, alter or repeal the bylaws of the Corporation, by the affirmative vote of the holders of a majority of the shares of the then outstanding voting stock of the Corporation, voting together as a single class. The Board of Directors is hereby vested with the authority to designate in the bylaws certain sections of the bylaws that can only be amended either by (i) affirmative of 66 2/3% of the entire Board of Directors, or (ii) the affirmative vote of the holders of 66 2/3% of the shares of the then outstanding voting stock of the Corporation, voting together as a single class.

                             ARTICLE SEVEN

            Meetings of shareholders may be held within or without the State of Missouri, as the bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Missouri at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

            Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing by such shareholders.

                            ARTICLE EIGHT

            The Corporation may agree to the terms and conditions upon which any director or officer accepts his office or position and in its bylaws or by contract may agree to indemnify and protect, to the maximum extent permitted by the Act, each and all of such persons and any person who, at the request of the Corporation, served as a director or officer of another corporation in which this Corporation owned stock against all costs and expenses reasonably incurred by any or all of them, and all liability imposed or threatened to be imposed upon any or all of them, by reason of or arising out of their or any of them being or having been a director or officer of this Corporation or of such other corporation; but any such bylaw or contractual provision shall not be exclusive of any other right or rights of any such director or officer to be indemnified and protected against such costs and liabilities that he may otherwise possess.

                            ARTICLE NINE

            The Corporation expressly elects to be governed by Section 351.407 of the Act or any subsequent amendments thereof, or substitutes therefor, or supplements thereto.

                             ARTICLE TEN

            1. The number of directors constituting the Board of Directors shall be nine initially, and thereafter, the number of directors constituting the entire Board of Directors shall be fixed by, or in the manner provided in the bylaws of the Corporation but shall be not less than seven nor more than twelve. Subject to the rights of the holders of any Preferred Stock then outstanding, the specific number of directors within such minimum and maximum shall be authorized from time to time by an amendment of the bylaws of the Corporation duly adopted by a two-thirds vote of the entire Board of Directors. The Corporation shall notify the Secretary of State of any change in the number of directors as required by the Act.

            2. The Board of Directors shall be classified such that there will be three classes of directors, with the term of each class expiring in different years and the number of directors in each class as nearly equal in number as possible.


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



Each director shall be placed in one of three classes, and the initial term of office of each director shall expire at the annual shareholders' meeting taking place in the year set forth opposite such director's name (or, if later, upon the election and qualification of such director's successor), as follows:

            Name                 Class                  Term Expires
            ---------------------------------------------------------

            Barrett Brady            A                    2000

            Kay N. Callison          A                    2000

            William V. Morgan        A                    2000

            Clarence L. Roeder       B                    1998

            Thomas J. Turner, III    B                    1998

            (Vacant Seat)            B                    1998

            Mark C. Demetree         C                    1999

            William K. Hoskins       C                    1999

            John A. Ovel             C                    1999

            At each annual shareholders' meeting following such initial classification and election, the number of directors equal to the number directors in the class whose term expires at the time of such meeting shall be elected for a full three-year term to succeed those whose terms expire.

            3. Subject to the rights of the holders of any Preferred Stock then outstanding, any vacancies in the Board of Directors for any reason, including by reason of any increase in the size of the Board of Directors, shall, if occurring prior to the expiration of the term of office of the class in which such vacancy occurs, be filled only by the Board of Directors, acting by the affirmative vote of two-thirds of the remaining directors.
                                      5

            4. Subject to the rights of the holders of any Preferred Stock then outstanding: (i) any director, or the entire Board of Directors, may be removed from office at any time, but only for Cause (as defined below), by the affirmative vote of the holders of record of outstanding shares representing at least 66 2/3% of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, and (ii) to the extent permitted by law, any director may be removed from office at any time, but only for Cause, by the affirmative vote of 66 2/3%of the entire Board of Directors. As used in these Articles of Incorporation, the term "Cause" means (i) conviction of the director for a felony; (ii) declaration by order of a court that the director is of unsound mind; or (iii) gross abuse of trust that is proven by clear and convincing evidence to have been committed in bad faith.

                                 ARTICLE ELEVEN

            The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed herein and by the Act, and all rights conferred upon shareholders herein are granted subject to this reservation. Notwithstanding the foregoing or any other provisions of these Articles of Incorporation or the bylaws of the Corporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, ARTICLES SIX, SEVEN, NINE, TEN, or this ARTICLE ELEVEN of these Articles of Incorporation.

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                                 NOTES